                                                                     EXHIBIT 4.4

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

REGISTERED                  CUSIP No.:                       PRINCIPAL AMOUNT
No. FLR-________            __________                           $_________

                 KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.

                                MEDIUM-TERM NOTE
                             (Senior Floating Rate)

          Payment of Principal, Premium, if any, and Interest, if any,
                                 Guaranteed by
                            KEYSTONE FINANCIAL, INC.

INTEREST RATE BASIS   ORIGINAL ISSUE DATE:  STATED MATURITY DATE:
OR BASES:

  IF LIBOR::                                  IF CMT RATE:
     [ ] LIBOR Reuters                        Designated CMT Telerate
     [ ] LIBOR Telerate                       Page:

                                              Designated CMT Maturity
  INDEX CURRENCY:                             Index:



INDEX MATURITY:       INITIAL INTEREST RATE:   %  INTEREST PAYMENT:
DATE(S)


SPREAD (PLUS OR       SPREAD MULTIPLIER:  INITIAL INTEREST RESET
MINUS):                                       DATE:

MINIMUM INTEREST RATE: %  MAXIMUM INTEREST RATE:  %  INTEREST RESET DATE(S):



INITIAL REDEMPTION    INITIAL REDEMPTION  ANNUAL REDEMPTION
DATE:                 PERCENTAGE:    %  PERCENTAGE REDUCTION:   %


OPTIONAL REPAYMENT    CALCULATION AGENT:
DATE(S):



INTEREST CATEGORY:                  DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note      [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note               from            to            .
     Fixed Rate Commencement Date:  [ ] Actual/360 for the period
     Fixed Interest Rate:    %          from            to            .
[ ] Inverse Floating Rate Note      [ ] Actual/Actual for the period
     Fixed Interest Rate:    %          from            to            .
[ ] Original Issue Discount Note    Applicable Interest Rate Basis:
      Issue Price:    %


SPECIFIED CURRENCY:                 AUTHORIZED DENOMINATION:
[ ] United States dollars           [ ] U.S.$100,000 and integral multiples
                                    of U.S.$1,000 in excess thereof
[ ] Other:                          [ ] Other:


EXCHANGE RATE AGENT:


DEFAULT RATE:    %


ADDENDUM ATTACHED
[ ] Yes
[ ] No


OTHER/ADDITIONAL PROVISIONS:

     Keystone Financial Mid-Atlantic Funding Corp., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _____________________________________
________________________________________ DOLLARS on the Stated Maturity Date
specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, depending upon the Interest Rate Basis specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any Redemption Date as defined on the reverse hereof or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Optional Repayment Date being hereinafter referred to as a "Maturity Date" with respect to the principal repayable on such date); provided, however, that if the original Issue Date
                         --------  -------
occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date, to the Holder (as defined below) of this Note on the Regular Record Date with respect to such Interest Payment Date Regular Record Date; and provided, further, that if an Interest
                                      --------  -------
Payment Date would fall on a day that is not a Business Day (as defined on the reverse hereof) such Interest Payment Date shall be the following day that is a Business Day, except that in the case the Interest Rate Basis is LIBOR, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the preceding day that is a Business Day.

     Interest payable on this Note on any Interest Payment Date will include interest accrued from the Original Issue Date, or the most recent date for which interest has been paid, to, but excluding, such Interest Payment Date; provided,
                                                                       --------
however, that if the Interest Rate Reset period with respect to this Note is
-------
daily or weekly, interest payable on any Interest Payment Date will include interest accrued to and including the Regular Record Date next preceding such Interest Payment Date, except that interest payable on any such Maturity Date will include interest accrued to, but excluding, such Maturity Date. If any Maturity Date falls on a day which is not a Business Day, principal, premium, if any, or interest, if any, payable with respect to such Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest on such payment shall accrue for the period from and after such Maturity

Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person (the "Holder") in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"); provided, however, that interest payable on any Maturity Date will be
        --------  -------
payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture (as defined on the reverse hereof).

     Payment of the principal of, and premium, if any, and interest, if any, on this Note will be made in immediately available funds at the corporate trust office of Bankers Trust Company (the "Paying Agent") in the Borough of Manhattan, The City of New York, or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, provided, however, that if the Specified Currency specified above is other than
--------  -------
United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Holder as such address shall appear in the Security Register; provided, however, that a Holder of not less than $10,000,000 aggregate
--------  -------
principal amount (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency) of the Notes (whether having identical or different terms and provisions) may, by written notice to the Paying Agent at its corporate trust office in The City of New York (or at such other address as the Company shall give notice in writing) on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying Agent, made by wire transfer of immediately available funds to an account maintained at a bank in The City of New York (or other bank consented to by the Company, which consent may not be unreasonably withheld) as such Holder shall have designated; provided that such bank has appropriate facilities therefor. Notwithstanding the preceding sentence, payments of principal of, and premiums, if any, and interest, if any, on, any Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Paying Agent from the Holder hereof not less than one Business Day prior to such Maturity Date and
(ii) presentation of this Note at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

     The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, except as otherwise provided below, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive such amounts in such Specified Currency. If the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

     If the Specified Currency is other than United States dollars or a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture).

     If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

[SEAL]                        KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.


                              By:   ______________________________
                                    Name:
                                    Title:
Dated:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of
the series designated therein referred
to in the within-mentioned Indenture.



BANKERS TRUST COMPANY,
as Trustee


By____________________________
       Authorized Signatory

                               [REVERSE OF NOTE]

                 KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.

                                MEDIUM-TERM NOTE
                             (Senior Floating Rate)

     This Medium-Term Note is one of a duly authorized series of Securities (the "Securities") of the Company issued and to be issued under a Senior Indenture, dated as of April __, 1997 (the "Indenture"), among the Company, the Guarantor (as defined below) and Bankers Trust Company, as Trustee (the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Medium-Term Notes (the "Notes") may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

     This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Dates are set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid together with accrued interest thereon payable to the applicable Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying Agent at its corporate trust office in the Borough of Manhattan, The City of New York, or at such other place or places as the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the applicable Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (each such date fixed for redemption, a "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Company at the applicable Redemption Price referred to below together with accrued interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     If the Interest Category of this Note is specified on the face hereof as an Original Issue Discount Note, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a constant coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     Except as described below, this Note will bear interest at the rate determined by reference to the Interest Rate Basis shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date referred to below pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the ten days immediately prior to the Maturity Date shall be the rate in effect on the tenth day preceding the Maturity Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the day succeeding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 or, in the case of Notes having the Treasury Rate as their Interest Rate Basis, by the actual number of days in the year.

     The Interest Determination Date with respect to the Certificate of Deposit Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate and the J.J. Kenny Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding such Interest Rate Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). The Interest Determination Date with respect to LIBOR shall be the second London Banking Day (as defined below) preceding an Interest Reset Date. The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal
                             --------  -------
holiday an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest
            --------  -------
Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

     The "Calculation Date" pertaining to any Interest Determination Date shall be the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

     All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent or, in the case of a Specified Currency other than United States dollars, to the nearest unit (with one-half cent being rounded upward).


     The interest rate borne by this Note will be determined as follows:

               (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or as otherwise specified as Other/Additional Provisions on the face hereof or in an Addendum hereto, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or specified on the face hereof or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that
                                                       --------  -------
     the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

               (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note," then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases
     (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in
                               --------  -------
     effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

               (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note," then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified on
                         --------  -------
     the face hereof or in an Addendum hereto, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in
                               --------  -------
     effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

     Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or the Commonwealth of Pennsylvania; provided, however, that if
                                                      --------  -------
the Specified Currency is other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that if LIBOR is an applicable Interest
                   --------  -------
Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means (i) if the Index Currency (as defined below) is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market. "Principal Financial Center" means the capital city of the country issuing the Specified Currency, or solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECU, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to the LIBOR, which will be calculated as of such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held
                                  --------  -------
on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Unless otherwise specified on the face hereof or in an Addendum hereto, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below.

     CD Rate.  If an Interest Rate Basis for this Note is specified on the face
     -------
hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)." If such rate is not published in H.15(519) by 9:00 A.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in a denomination of U.S.$5,000,000; provided, however, that if fewer than three
                                --------  -------
dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate.  If an Interest Rate Basis for this Note is specified on the face
     --------
hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers
            --------  -------
selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from the five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

     Commercial Paper Rate.  If an Interest Rate Basis for this Note is
     ---------------------
specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the per annum rate (quoted on a bank discount basis) for commercial paper having the Index Maturity as published in H.15(519) under the heading "Commercial Paper." If such rate is not published in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the per annum offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected by the
        --------  -------
Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                 D x 360
     Money Market Yield = --------------------- x 100
                              360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the period from the Interest Reset Date to but excluding the day that numerically corresponds to such Interest Reset Date (or, if there is not any numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which such Interest Reset Date falls.

     Eleventh District Cost of Funds Rate.  If an Interest Rate basis for this
     ------------------------------------
Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 (as defined below) as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

     Federal Funds Rate.  If an Interest Rate Basis for this Note is specified
     ------------------
on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers so selected by the
       --------  -------
Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     J.J. Kenny Rate.  If an Interest Rate Basis for this Note is specified on
     ---------------
the face hereof as the J.J. Kenny Rate, the J.J. Kenny Rate shall be determined as of the applicable Interest Determination Date (a "J.J. Kenny Interest Determination Date") as the rate specified in the high grade weekly index (the "Weekly Index") on such J.J. Kenny Interest Determination Date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is based on 30-day yield evaluations at par of bonds, the interest of which is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended (the

"Code"), of not less than five high grade component issuers selected by Kenny, which shall include, without limitation, issuers of general obligation bonds. The specific issuers to be included among the component issuers may be changed from time to time by Kenny at its discretion. The bonds on which the Weekly Index is based do not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (a) variable on a weekly basis, (b) exempt from federal income taxation under the Code and (c) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such a successor indexing agent is not available, the rate for any J.J. Kenny Interest Determination Date will equal 67% of the rate calculated using methodology set forth below under "Treasury Rate." The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing. At the request of a holder of a Floating Rate Note bearing interest at the J.J. Kenny Rate, the Calculation Agent will provide such holder with the interest rate that will become effective as of the next Interest Reset Date.

     LIBOR.  If an Interest Rate Basis for this Note is specified on the face
     -----
hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

          (i) the Calculation Agent will determine either (a) the arithmetic mean of the offered rates for deposits in the Index Currency for the period of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page" ("LIBOR Reuters"), or (b) the rate for deposits in the Index Currency for the period of the applicable Index Maturity that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank offered rates for deposits in the Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate is specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rates described in
(ii) below.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request the principal London offices of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the applicable Principal Financial Center by three major banks in such Principal Financial Center for loans in the Index Currency to leading European Banks, having the Index Maturity and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated. If no such currency or composite currency is specified on the face hereof, the Index Currency shall be United States dollars.

     Prime Rate.  If an Interest Rate Basis for this Note is specified on the
     ----------
face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 9:00 A.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen US Prime 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent. If fewer than three such quotations are so provided, the Prime Rate shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen US Prime 1 Page" means the display designated as page "US Prime 1" on the Reuter Money Market Rates Service (or any successor service) (or such other page as may replace the US Prime 1 Page on such service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks).

     Treasury Rate.  If an Interest Rate Basis for this Note is specified on the
     -------------
face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity, as such rate is published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not published by 9:00 A.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such auction is held, then the Treasury Rate will be the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary market." If such rate is not published by 3:00 P.M. New York City time on the relevant Calculation Date, the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers in The

City of New York selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; provided, however, that if fewer than three dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

     Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor, and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The Guarantor, or a Subsidiary (as defined in the Indenture) thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Securities, in which case the Company shall be released from its liability as obligor on the Securities.

     The Indenture provides that the Company and the Guarantor, at their option,
(a) will be discharged from any and all obligations in respect of the Notes (except for certain obligations to register the transfer of or exchange Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) or (b) need not comply with certain provisions of the Indenture, in each case if the Company or the Guarantor deposits, in trust, with the Trustee money or U.S. Government Obligations (as defined in the Indenture) which, with respect to U.S. Government Obligations, through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount in cash sufficient to pay all the principal of and interest on the Securities on the dates such payments are due in accordance with the terms of such Notes, and certain other conditions are satisfied.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the corporate trust office of Bankers Trust Company, as Security Registrar, in the Borough of Manhattan, The City of New York or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer or exchange, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any agent thereof shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

                     GUARANTEE OF KEYSTONE FINANCIAL, INC.

     For value received, Keystone Financial, Inc., a Pennsylvania corporation (the "Guarantor"), hereby unconditionally guarantees to the Holder of this Note the due and punctual payment of the principal of, and premium, if any, and interest on (including any Additional Amounts payable in respect thereof), this Note when and as the same shall become due and payable, whether at the Stated Maturity Date or upon acceleration, redemption, repayment or otherwise, according to the terms of the Indenture. In case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity Date or upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations under this Guarantee shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the provisions of this Note or the Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Note or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on, this Note and the complete performance of all other obligations contained herein.

     The Guarantor shall be subrogated to all rights of the Holder of this Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that
                                                        --------  -------
the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until payment in full of the principal of, and premium, if any, and interest on, the Note and the complete performance of all other obligations contained herein.

     Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Guarantee shall not be valid or obligatory for any purposes.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in facsimile by its duly authorized officer under its corporate seal.

Dated:

[SEAL]

                                    KEYSTONE FINANCIAL, INC.


                                    By:_______________________
                                      Name:
                                      Title:

Attest:

By:________________________
  Name:
  Title:

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instructs the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
________________________________________________________________________________
_________________________________________________________
        (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Paying Agent must receive at its corporate trust office in The City of New York, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $___________ or an integral multiple of $1,000 in excess thereof(or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $ ____________.


Date ______________________   ___________________________________
                              NOTICE: The signature on this Option to Elect
                              Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT - as tenants by the entireties                (Cust)           (Minor)
JT TEN  - as joint tenants with right of         under Uniform Gifts to Minors
        survivorship and not as tenants           Act_____________________
        in common                                                    (State)

       Additional abbreviations may also be used though not in the above list.


                        __________________________________

                                   ASSIGNMENT


 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------
|                              |
|______________________________|______________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________________________________
this Note and all rights thereunder hereby irrevocably constituting and appointing

____________________________________________________________________ Attorney to
transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________           _______________________________________

                                      _______________________________________
                                    Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, with out alteration or enlargement or any change whatsoever.